Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Cortexyme, Inc.

South San Francisco, California

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated March 16, 2020 relating to the financial statements of Cortexyme, Inc., appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019.

We also consent to the reference to us under the heading “Experts” in the Prospectus.

/s/ BDO USA, LLP

San Jose, CA

June 1, 2020